As filed with the Securities and Exchange Commission on December 2, 1996.

                                                         Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                   ----------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               -------------------
                                TELS Corporation

               (Exact name of registrant as specified in charter)
         UTAH                                          87-0373840
(State of incorporation)                 (I.R.S. Employer Identification Number)
                          406 West South Jordan Parkway
                                    Suite 250
                            South Jordan, Utah 84095
                                 (801) 571-1182

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                   ------------------------------------------

                 TEL Electronics, Inc. 1994 Director Option Plan
           1993 Tel Electronics, Inc. Stock Option and Incentive Plan
    1984 Incentive Stock Option Plan for Key Employees of Telectronics, Inc.
                      1984 Non-Qualified Stock Option Plan
                         1984 Executive Stock Bonus Plan

                              (Full title of plans)
                    -----------------------------------------

                             WILLIAM C. GIBBS, ESQ.
                             Snell & Wilmer, L.L.P.
                          111 East Broadway, Suite 900
                           Salt Lake City, Utah 84111
                                 (801) 237-1900

       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                    ----------------------------------------

         Approximate  date  of  proposed  commencement  of  sales:  As  soon  as
practicable  after  this  Registration  Statement  becomes  effective,   at  the
direction of employees who participate in the Plans (as defined herein).

                                          CALCULATION OF REGISTRATION FEE


Title of each class                 Proposed         Proposed
of securities to be  Amount to be    maximum          maximum         Amount of
registered(2)        registered(3) offering price    aggregate      registration
                                    per unit(1)   offering price(1)      fee

Common Stock, $.02     1,274,274     $.5782         $736,785.23       $223.27
par value
===================  ============= ============== ================= ============

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act") based on the average of the high and low prices for shares of Common Stock, as reported on the National Association of Securities Dealers, Inc. Automated Quotation System on November 25, 1996.

(2) This Registration Statement also shall cover any additional shares of Common Stock which become issuable under the Plans by reason of any stock split, stock dividend, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the registrant.

(3) Of this total, 105,000 shares represent shares authorized for issuance upon exercise of options previously granted by the Company under the 1993 TEL Electronics, Inc. Stock Option and Incentive Plan (the "1993 Plan"), 230,000 shares represent shares authorized for issuance upon exercise of options previously granted by the Company under the TEL Electronics, Inc. 1994 Director Option Plan (the "1994 Director Plan"), 59,000 shares represent shares authorized for issuance upon exercise of options previously granted by the Company under the 1984 Incentive Stock Option Plan for Key Employees of Telectronics, Inc., 343,250 shares represent shares authorized for issuance upon exercise of options previously granted by the Company Under the 1984 Non-Qualified Stock Option Plan, and 537,024 shares are the shares previously issued under the 1993 TEL Electronics, Inc. Stock Option and Incentive Plan, 1984 Incentive Stock Option Plan for Key Employees of Telectronics, Inc., the 1984 Executive Stock Bonus Plan, and the 1984 Non-Qualified Stock Option Plan (the "1984 Plans"). The 1984 Plans, the 1993 Plan, and the 1994 Directors Plan are collectively referred to hereinafter as the "Plans." There are a total of 2,000,000 shares of Common Stock authorized for issuance under the 1993 Plan, the remaining 1,867,151 of which are being registered pursuant to a registration statement on Form S-8 filed by the Company with the Commission on December 2, 1996. There are a total of 500,000 shares of Common Stock authorized for issuance under the 1994 Directors Plan, the remaining 270,000 of which are being registered pursuant to a registration statement on Form S-8 filed by the Company with the Commission on December 2, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Pursuant to Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), the documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8.

         Pursuant to General Instruction C of Form S-8, this Registration Statement contains a prospectus meeting the requirements of Part I of Form S-3 relating to reofferings or resales by certain persons of up to 737,250 shares of common stock, par value $.02 per share (the "Common Stock"), of TELS Corporation to be acquired pursuant to future exercise of outstanding stock options under the TEL Electronics, Inc. 1994 Director Option Plan, 1993 TEL Electronics, Inc. Stock Option and Incentive Plan; 1984 Non-Qualified Stock Option Plan, and 1984 Incentive Stock Option Plan for Key Employees of Telectronics, Inc., and up to 537,024 shares of Common Stock previously acquired by certain persons under the 1984 Executive Stock Bonus Plan; 1984 Non-Qualified Stock Option Plan; 1984 Incentive Stock Option Plan for Key Employees of Telectronics, Inc.; and 1993 TEL Electronics, Inc. Stock Option and Incentive Plan.

PROSPECTUS


                                TELS Corporation
                          406 West South Jordan Parkway
                                    Suite 250
                            South Jordan, Utah 84095
                                 (801) 571-1182
                     Common Stock, par value $.02 per share
                                1,274,274 Shares


         This Prospectus relates to the resale or offer for sale of shares of Common Stock, par value $.02 per share (the "Common Stock"), of TELS Corporation, a Utah corporation (the "Company"), which have been acquired by certain persons identified in this Prospectus (the "Selling Stockholders"), or which may hereafter be acquired from time to time by Selling Stockholders, including persons who may be deemed affiliates of the Company, pursuant to the following plans: (i) 1984 Incentive Stock Option Plan for Key Employees of
Telectronics, Inc.; (ii) 1984 Executive Stock Bonus Plan; (iii) 1984 Non-Qualified Stock Option Plan; (iv) TEL Electronics, Inc. 1994 Director Option Plan (the "1994 Director Plan"); and (v) 1993 TEL Electronics, Inc. Stock Option and Incentive Plan (the "1993 Plan"). The 1984 Incentive Stock Option Plan, 1984 Executive Stock Bonus Plan, and 1984 Non-Qualified Stock Option Plan are collectively referred to as the "1984 Plans." The 1993 Plan, 1994 Directors Plan and 1984 Plans are sometimes collectively referred to hereunder as the "Plans." See "Selling Stockholders."

         The Common Shares are traded on the Nasdaq SmallCap Market tier of the Nasdaq Stock Market under the symbol "TELS." On November 25, 1996, the last reported sales price of the Common Shares, as reported by Nasdaq, was $.5625 per share.

         It is anticipated that sales or offers made pursuant to this Prospectus will be effected by one or more of the Selling Stockholders in their discretion, on a delayed or continuing basis from time to time in broker's transactions, in transactions directly with market makers, in privately negotiated transactions, through the facilities of Nasdaq, or otherwise, with the timing and manner of sales to be determined by the Selling Stockholders, in each case at market prices prevailing at the time of such sale, at prices relating to such prevailing market prices, or at negotiated prices. Such transactions may be effected directly by the Selling Stockholders, each acting as principal for his own account, or through brokers, dealers or other agents designated by the Selling Stockholders, and such brokers, dealers or other agents may receive compensation in the form of underwriting discounts, brokerage commissions or other concessions from the Selling Stockholders or the purchasers of shares for whom they may act as agent. The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders. In connection with such resales or offers for sale, the Selling Stockholders and the brokers, dealers or agents through whom shares may be sold may be deemed to be "underwriters" as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or discounts received and any profit realized by them on the sale of shares may be considered to be underwriting compensation. To the Company's knowledge, no specific brokers, dealers or agents have been designated by the Selling Stockholders nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Prospectus. All expenses of registration incurred in connection with the registration of these securities, other than any underwriting or brokerage discounts, commissions or selling expenses with respect to the Common Stock being sold by the Selling Stockholders, will be borne by the Company.


SEE "RISK FACTORS" ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS
THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE
SECURITIES OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                The Date of this Prospectus is December 2, 1996

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on Nasdaq and similar information can be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a registration statement on Form S-8 (the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete and, in each instance, reference is made to the copy of such document as so filed. Each such statement is qualified in its entirety by such reference.

         No person is authorized to give any information or make any representation other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                      INFORMATION INCORPORATED BY REFERENCE

         The following documents have been filed by the Company with the Commission and are hereby incorporated by reference into this Prospectus: (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (2)
Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; (3) Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; (4) Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; (5) the Notice of Annual Meeting of Stockholders and Proxy Statement for the Company's 1995 Annual Meeting of Stockholders held on June 3, 1996, pursuant to Section 14 of the Exchange

Act; and (6) the description of the Company's Common Stock, par value $.02 per share, which is contained in the Company's Form 8-A filed on November 15, 1984. All other documents and reports filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities to be offered pursuant hereto have been sold or which deregisters such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from the date of the filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will cause to be furnished without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in the document which this Prospectus incorporates). Requests should be directed to Stephen M. Nelson, President, TELS Corporation, 406 West South Jordan Parkway, Suite 250, South Jordan, Utah 84095; telephone (801) 571-1182.

                                   THE COMPANY

         The Company and its subsidiaries operate as a full service turnkey or consignment contract manufacturer of printed circuit boards, cable harnesses, chassis wiring and electro-mechanical assemblies, and also design, build, sell and service microprocessor based computer systems for telecommunications applications in various industries, with a particular emphasis in the lodging industry. Until early 1996, the Company also operated personal computer reseller and systems integrator businesses, which businesses have been discontinued by the Company.

         The Company was incorporated in February 1981 under the laws of the State of Utah and its executive offices and research and development facilities are located at 406 West South Jordan Parkway, Suite 250, South Jordan, Utah 84095, telephone number (801) 571-1182. The Company and its subsidiaries also own and occupy manufacturing facilities located in American Fork, Utah and in Santa Clara, California. The Company and its subsidiaries employ approximately 130 full time employees.

         As provided by the "Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995," which became law in late December 1995, the Company cautions readers that, in addition to the historical information contained herein, this registration statement includes certain forward-looking statements, assumptions and discussions which involve risks and uncertainties, including, but not limited to, economic, competitive and capital marketplace factors which effect the Company's operations, markets, products, services and prices and could cause the Company's future results and stockholder values to differ materially from those expressed in any forward-looking comments made by, or on behalf of, the Company.

                                  RISK FACTORS


Recent Operating Losses

         The Company has experienced recent net losses as a result of the discontinuation of its personal computer reseller and systems integration operations, and as a result of decreased sales of its telecommunications products, which historically have accounted for significantly higher gross profits than other sectors of the Company. Although management believes that the Company can return to profitability in 1996, there can be no assurances that it will do so.

Rapid Technological Change and Frequent New Product Introductions

         The market for the Company's products and services is characterized by rapid technological change and frequent new product introductions. For example, it is expected that recent changes in the telecommunications industry caused by changes in the North American Numbering Plan and North American Dialing Plan relating to the numbering plan and method for making telephone calls in the United States will require further development in the Company's telecommunications products and enhancements. In addition, the telecommunications industry currently is experiencing significant changes characterized by the aggressive pursuit of independent activities and opportunities by cable television and utility concerns in the telecommunications marketplace. The impact of these changes cannot be determined at this time and could result in changing markets for and increased competition with respect to the Company's products and technologies. The Company believes that its future success depends upon its ability to develop and market products and services which incorporate new technologies, and to enhance and expand its existing product lines. There can be no assurance that the Company can develop or market new products or services successfully, or respond effectively to technological changes or new product announcements by its competitors, or that it will have sufficient capital when required to implement such strategies.

Aggressive Competition

         The telecommunications and computer component industries are highly competitive. The Company's sales and potential profitability will be effected by competition from other businesses, including established firms with greater financial and technical resources. The Company is aware of numerous competitors which provide products and services similar to those offered by the Company, including the regional Bell operating companies. Additional competitors may exist which are not known to the Company, and still others may enter the market as demand for the Company's products and services expands. The Company's sales and marketing efforts will be critical as the Company continues to face competition in the marketplace. There can be no assurance that the Company will, in the future, be able to provide the technological enhancements and new products necessary to maintain its competitive position, or that the Company will have the financial resources to make the required investments in sales, marketing, engineering, and research and development, or that the Company will be able to develop or sustain a competitive position for its products and services. The Company's results may be effected adversely by the actions of existing or future competitors, including the development of new technologies, the introduction of new products and the reduction of prices to gain or retain market share.

Industry Standards Effecting Manufacturing Businesses

         The Company's electronics production and contract manufacturing operations are certified in accordance with ISO 9002, which is a set of rigid quality standards adopted by the international business community. The Company's management believes that its continued ISO 9002 certification will enhance the Company's ability to compete and is vital to the success of its operations. No assurances can be given that the Company's operations will comply with existing ISO 9002 certification standards, or that such standards will not be altered or interpreted in ways that adversely effect the Company's future or existing compliance with such standards.

Dependence on Senior Management and Key Employees

         The Company's success depends to a significant extent upon the performance of its executive officers and other key personnel. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company. The Company's future success will also be dependent in part upon its ability to attract and retain additional highly qualified personnel. There can be no assurance that the Company will be successful in attracting and retaining such persons.

Dependence Upon Strategic Alliances or Relationships

         The Company's future success may, in part, depend upon its ability to develop strategic alliances or relationships with dealers and with other marketing and sales partners. The

Company may be dependent on the subsequent success of such third parties to market and distribute its products. There can be no assurance that the Company will be able to develop strategic relationships, or that any strategic partner will contractually commit to utilize the Company's products or technology. The inability of the Company to develop and maintain strategic relationships could have a material adverse effect on the Company's business. In addition, there can be no assurance that the Company's collaborators will not pursue alternative technologies or develop alternative products either on their own or in collaboration with others, including the Company's competitors.

Dependence on Suppliers

         Certain components used in the Company's products are obtained from third party suppliers and subcontractors. Although to date the Company has been able to obtain adequate supplies of these components, the Company's inability in the future to obtain sufficient components or to develop alternative sources could result in delays in product introductions or shipments, which could have a material adverse effect on the Company's operating results.

Proprietary Rights

         The success of the Company will be dependent upon its ability to protect its intellectual property and maintain the proprietary nature of its technology. The Company does not hold and has not applied for any patents. The Company seeks copyright protection for its names, software and developmental products. There can be no assurance as to the range or degree of protection which the Company's existing or future copyrights will afford or that others will not obtain copyrights similar to those issued to the Company. There can be no assurance that any copyrights claimed by the Company will not be challenged by third parties, invalidated, rendered unenforceable or designed around. There can be no assurance that the Company will be successful in protecting its proprietary rights. No assurance can be given that the Company's technology will not infringe patents or proprietary rights of others, nor that the Company can obtain licenses to use such proprietary rights if necessary. In addition, there can be no assurance that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. Further, the laws of certain countries in which the Company's products may be sold or licensed may not protect the Company's products and intellectual property rights to the same extent as the laws of the United States.

Government Regulation

         The Federal Communications Commission ("FCC") regulates, among other things, the interconnection of communications equipment with telephone lines, radiation emanations of certain equipment, and the ability of public switched network services (such as the Company's lodging industry and other customers) to earn revenues through the re-sale of telephone calls. Although the Company's products which are subject to such regulations have complied with applicable FCC regulations and have received FCC approvals, there can be no assurance that the Company's new products will meet future FCC regulations or that existing regulations will not be altered or interpreted in ways that adversely affect the Company's ability to maintain and receive such FCC approvals.

Customer Concentrations

         Certain of the Company's current product sales are concentrated with one or more customers, which customers are responsible for a significant percentage of the Company's revenue from sales of such products. Although the Company believes that its current relationships with its customers are good, the loss of one or more of its major customers could have a material adverse effect on the Company.

Holdings By Existing Shareholders

         The current officers and directors of the Company beneficially own approximately 24% of the outstanding shares of Common Stock of the Company. Certain of such shareholders also hold stock options to purchase additional Common Stock, the exercise of which would increase their percentage beneficial ownership of the Company. Accordingly, the officers and directors, acting as a group, will likely be able to exert significant influence on the election of the Company's directors and with respect to other corporate actions requiring shareholder approval. The continuing ownership of such securities by such shareholders could have the effect of delaying or preventing a change in control of the Company.

Dilution

         Certain events, such as the issuance of additional Common Stock, including the issuance of such shares upon the exercise or conversion of outstanding options, could result in substantial dilution of the Common Stock. The issuance of such Common Shares, including the shares of Common Stock which the Company is registering for resale herein, and the potential "overhang" of such shares on the market, could adversely affect the prevailing market price of the Company's Common Stock and result in dilution to existing shareholders.

No Dividends

         The Company has not paid any dividends on its Common Stock, and does not plan to pay dividends on its Common Stock for the foreseeable future. In addition, the provisions of certain of the Company's loan agreements prohibit the payment of dividends without the prior agreement of the Company's lender.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby. However, if all of the outstanding options under the Plans were exercised, the Company would receive gross proceeds of $644,513, which proceeds the Company expects to use for general corporate purposes.


                              SELLING STOCKHOLDERS

         Shares of the Company's Common Stock offered hereby by the Selling Stockholders will be acquired upon the exercise of stock options previously granted by the Company under the 1993 Plan and under the 1994 Directors Plan, and pursuant to the issuance of shares of Common Stock upon exercise of stock options under the 1984 Plans. The following table provides information with respect to the shares of Common Stock owned by each Selling Stockholder as of October 31, 1996, and as adjusted to reflect the sale of the securities offered hereby, by the Selling Stockholders. Except as otherwise indicated, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their securities, except to the extent that authority is shared by spouses under applicable law or as otherwise noted below.


                                                              Number of Common Shares
                                                                 Acquired or to be
                                     Common Shares             Acquired Pursuant to            Common Shares
                                     Beneficially               the Plan and Which              Beneficially
                                     Owned Prior to               May be Offered                Owned After
     Name of                         the Offering(1)            Pursuant Hereto (2)            the Offering(3)
                                  --------------------       -----------------------         -------------------
Selling Stockholder               Number       Percent               Number                  Number      Percent
-------------------               ------       -------               ------                  ------      -------


Dr. John L. Gunter(4)             734,600        17%                350,000                  394,600(4)     10%
Willard H. Gardner(5)             147,000         3%                152,000                    12,000       *
David K. Doyle(6)                 139,000         3%                140,000                    16,000       *
Stephen M. Nelson(7)              289,500         7%                282,500                     8,000       *
R. James Taylor(8)                 69,240         2%                123,374                       0          0%
Janet Roundy                        9,500         *                  12,875                      625        *
Vaughn Moulton                     27,125         *                  39,125                       0          0%
Susan Wilcox                       16,250         *                  26,250                       0          0%
Patrick B. Hansen                   7,250         *                  11,250                       0          0%
John Lee Gunter, II                 2,615         *                   2,000                     1,015       *
Diane McPhie                        1,600         *                   2,000                       0          0%
Monica Riding                       1,600         *                   2,000                       0          0%
Bruce Tenney                        1,600         *                   2,000                       0          0%
Gail Bradley                        1,666         *                   2,500                       0          0%
Rita Shemberger                     1,667         *                   2,500                       0          0%
Deborah Wallford                    4,333         *                  11,000                       0          0%


Kurt Holmstead                      1,250         *                   1,250                       0          0%
Sean Gunter                        25,000         *                  68,500                      500        *
Robert Albinowski                   4,000         *                   4,000                       0          0%
Suzanne Albinowski                  2,000         *                   2,000                       0          0%
Michael Allison                     1,000         *                   1,000                       0          0%
Dennis Anderson                     1,000         *                   1,000                       0          0%
Lynn Anderson                       1,000         *                   1,000                       0          0%
Linda R. Bolin                        100         *                     100                       0          0%
Laura M. Buckley-Frost                100         *                     100                       0          0%
Ronald E. Busby                       100         *                     100                       0          0%
Roy B. Butterworth                    100         *                     100                       0          0%
Marcella C. Chandler                  100         *                     100                       0          0%
Karen A. Chandler                     100         *                     100                       0          0%
Stephen K. Clark                    1,250         *                   1,250                       0          0%
Jeff Frier                          1,000         *                   1,000                       0          0%
Ray M. Harding, Jr.                22,000         *                   6,000                  16,000         *%
James W. Head                         100         *                     100                       0          0%
Deborah Hicken                      1,000         *                   1,000                       0          0%
Rob Hill                            1,000         *                   1,000                       0          0%
Alan Lebaron                        1,000         *                   1,000                       0          0%
Mark Lee                            1,000         *                   1,000                       0          0%
Sandra Lew-Moll                     1,000         *                   1,000                       0          0%
Frank Melville                      1,000         *                   1,000                       0          0%
Sherie Leo-Mumford                  4,000         *                   4,000                       0          0%
John E. Pepper                      1,000         *                   1,000                       0          0%
Dixie Roundy                        1,000         *                   1,000                       0          0%
Nello Tanner                        1,000         *                   1,000                       0          0%
Rolf Thompson                       1,000         *                   1,000                       0          0%
Richard F. Wall                       100         *                     100                       0          0%
David Williford                       100         *                     100                       0          0%
Malini Wright                       1,000         *                   1,000                       0          0%
Kenith Babbs                            0         *                  10,000                       0          0%

-----------------------
*        Less than one percent.

(1) Includes all Common Stock beneficially owned by the Selling Stockholder as a percentage of the 4,436,002 shares of restricted and free trading Common Stock outstanding on October 31, 1996, including the shares of Common Stock that the identified person had the right to acquire within 60 days of October 31, 1996 pursuant to the exercise of stock options or conversion of securities.

(2) Represents all shares of Common Stock underlying options granted under the Plans to each Selling Stockholder, whether or not exercisable as of, or within, 60 days of October 31, 1996.

(3) Assumes that the Selling Stockholder acquires and disposes of all of the shares of Common Stock covered by this Prospectus and does not acquire any additional shares of Common

         Stock. Represents all shares of Common Stock underlying options granted under the Plans to each Selling Stockholder, whether or not exercisable as of, or within, 60 days of October 31, 1996, and all shares of unrestricted Common Stock beneficially owned by each Selling Stockholder.

(4)      Includes 196,600  shares  of Common Stock owned by Dr. Gunter's spouse,
         P. Diane Gunter. Dr. Gunter is the Chairman of the Board of Directors and Chief Executive Officer of the Company.

(5)      Mr. Gardner is a Director and Secretary of the Company.

(6)      Mr. Doyle is a Director of the Company.

(7)      Mr. Nelson is a Director, and President of the Company.

(8) Mr. Taylor is Executive Vice President and Chief Technical Officer of the Company, Vice President of Hash Tech, and General Manager of Micromega, Inc., which are both wholly owned subsidiaries of the Company.

                            DESCRIPTION OF SECURITIES

Description of Securities

        The Shares offered pursuant to this Prospectus are 1,274,274 shares of Common Stock, par value $.02 per share. There are approximately 3,891,820 shares of Common Stock issued and outstanding as of October 31, 1996, held by approximately 1,460 record holders.

         The holders of Common Stock are entitled to such dividends, if any, as may be declared by the Board of Directors at its discretion out of funds legally available for that purpose, and to participate pro rata in any distribution of the Company's assets upon liquidation after the payment of all debts.

         The holders of Common Stock have no preemptive or conversion rights, nor are there any redemption or sinking fund rights with respect to Common Stock. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders. There is no cumulative voting with respect to the election of directors, which means that the holders of a majority of the shares can elect all of the directors if they choose to do so, and the holders of the remaining shares would not be able to elect any directors. The outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

         The above summary of certain provisions of the Common Stock does not purport to be complete and is subject to, and is qualified in its entirety by, the amended Articles of Incorporation of the Company and the Bylaws of the Company and by the provisions of applicable law.

Transfer Agent and Registrar

         The Transfer Agent and Registrar for the Common Stock is American Stock Transfer.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The law of Utah permits extensive indemnification of present and former directors, officers, employees or agents of a Utah company, whether or not authority for such indemnification is contained in the indemnifying Company's articles of incorporation or bylaws. Specific authority for indemnification of present and former directors and officers, under certain circumstances, is contained in Article VI of the Company's Bylaws. Under Utah law, in order for a Company to provide indemnification, a disinterested majority of the Company's board of directors, independent legal counsel, a court or the shareholders must find that the director, officer, employee or agent acted, or failed to act, in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity with the Company, was in the best interests of the Company or, in all other cases, was at least not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Statutory indemnification is permissive, except in the event of a successful defense, in which case, unless limited by the Articles of Incorporation, when a director, officer, employee or agent must be indemnified against reasonable expenses incurred by him in connection therewith. Indemnification is permitted with respect to expenses, judgments, fines, and amounts paid in settlement by such persons.

         The Company's Bylaws provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Company's Bylaws also provide that a corporation may indemnify a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company. No indemnification shall be made in respect of any claim or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action is brought determines that in view of all circumstances such person is fairly and reasonably entitled to indemnification for expenses which the court deems proper.

         The Company's Bylaws also provide that a director may, to the extent that he is successful on the merits and defense of any action, be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. A determination of whether indemnification is proper shall be made by the board of directors by a majority vote of a quorum consisting of disinterested directors or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. The Company may advance expenses (including attorneys' fees) upon receipt of an undertaking by or on behalf of the director to repay such amount unless it is determined that he is entitled to be indemnified.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock offered by this Prospectus may be sold by the Selling Stockholders from time to time in broker transactions, in privately negotiated transactions, through the facilities of the Nasdaq, or otherwise, at market prices prevailing at the time of such sale, at prices relating to such prevailing market prices, or at negotiated prices. The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders. The net proceeds to the Selling Stockholders will be the proceeds received by them upon such sales, less brokerage commissions or other discounts.

         The Company will pay substantially all of the expenses incident to the registration of the Common Stock offered hereby, other than underwriting or brokerage discounts, commissions and selling expenses with respect to the shares of Common Stock being sold by the Selling Stockholders. There is no assurance that the Selling Stockholders will ultimately acquire or sell any or all of the shares of Common Stock offered hereby. The Selling Stockholders and brokers, dealers and other agents through whom sales are made by the Selling Stockholders may be regarded as "underwriters" within the meaning of the Securities Act, and their compensation may be regarded as underwriters' compensation.


                                 LEGAL OPINIONS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Snell & Wilmer, L.L.P., 111 East Broadway, Suite 900, Salt Lake City, Utah 84111.


                                     EXPERTS

         The consolidated financial statements of the Company for the fiscal year ended December 31, 1995 incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The financial statements and schedule of the Company as of December 31, 1994, and for each of the years in the two-year period then ended, appearing in the Company's 1995 Annual Report on Form 10-K have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

No dealer, sales representative, or
other person has been authorized to
give any information or to make any
representation   not  contained  in
this  Prospectus  and,  if given or
made,    such     information    or
representation must  not  be relied                   1,274,274
upon  as having  been authorized by                 Common Shares
the    Company,     the     Selling
Securityholders,   or   any   other
person.  This  Prospectus  does not                TELS CORPORATION
constitute    an   offer   of   any
securities  other  than  those   to
which  it  relates  or  an offer to
sell, or a solicitation of an offer
to   buy,  to  any  person  in  any
jurisdiction where such an offer to
buy,   to   any   person   in   any
jurisdiction where such an offer or
solicitation  would   be  unlawful.
Neither   the   delivery  of   this
Prospectus   nor   any   sale  made
hereunder  and  thereunder   shall,
under any circumstances, create any
implication  that  the  information
contained  herein  is correct as of
any  time  subsequent  to  the date
hereof.


                                                     PROSPECTUS






          TABLE OF CONTENTS

                              Page

Available Information............3
Information Incorporated
  by Reference...................3
The Company......................5
Risk Factors.....................6
Use of Proceeds.................10
Selling Stockholders............10
Description of Securities.......13
Indemnification of Officers
 and Directors..................13
Plan of Distribution............15
Legal Opinions..................15
Experts.........................15
                                                 December 2, 1996











==================================         =====================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

         1. The Company's Form 10-K Report for the fiscal year ended December 31, 1995;

         2. The Company's Form 10-Q Report for the fiscal quarter ended March 31, 1996;

         3. The Company's Form 10-Q Report for the fiscal quarter ended July 30, 1996;

         4. The Company's Form 10-Q Report for the fiscal quarter ended September 30, 1996;

         5. The Company's Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on June 3, 1996, pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

         6. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on November 15, 1984 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities

         Not applicable.

Item 5.           Interests of Named Experts and Counsel

         Not applicable.

Item 6.           Indemnification of Officers and Directors

         The law of Utah permits extensive indemnification of present and former directors, officers, employees or agents of a Utah company, whether or not authority for such indemnification is contained in the indemnifying Company's articles of incorporation or bylaws. Specific authority for indemnification of present and former directors and officers, under certain circumstances, is contained in Article VI of the Company's Bylaws. Under Utah law, in order for a Company to provide indemnification, a disinterested majority of the Company's board of directors, independent legal counsel, a court or the shareholders must find that the director, officer, employee or agent acted, or failed to act, in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity with the Company, was in the best interests of the Company or, in all other cases, was at least not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Statutory indemnification is permissive, except in the event of a successful defense, in which case, unless limited by the Articles of Incorporation, when a director, officer, employee or agent must be indemnified against reasonable expenses incurred by him in connection therewith. Indemnification is permitted with respect to expenses, judgments, fines, and amounts paid in settlement by such persons.

         The Company's Bylaws provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Company's Bylaws also provide that a corporation may indemnify a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company. No indemnification shall be made in respect of any claim or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action is brought determines that in view of all circumstances such person is fairly and reasonably entitled to indemnification for expenses which the court deems proper.

         The Company's Bylaws also provide that a director may, to the extent that he is successful on the merits and defense of any action, be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. A determination of whether indemnification is proper shall be made by the board of directors by a majority vote of a quorum consisting of disinterested directors or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. The Company may advance expenses (including attorneys' fees) upon receipt of an undertaking by or on behalf of the director to repay such amount unless it is determined that he is entitled to be indemnified.

Item 7.           Exemption from Registration

         Included among the shares of Common Stock offered hereby are 911,425 options and shares of Common Stock issued pursuant to the 1984 Plans. Such shares were issued to 42 persons pursuant to the provisions of 1984 plans in reliance on Section 4(2) under the Securities Act.

         Pursuant to the 1993 Plan and the 1994 Directors Plan, 362,849 options and shares were granted to certain employees and directors pursuant to the provisions of such plans in reliance on Section 4(2) of the Securities Act.

         All of the Selling Stockholders to whom shares of Common Stock were issued or options were granted under the Plans had at the time of such issuances and grants preexisting business or other relationships with the Company or its subsidiaries.

Item 8.           Exhibits

         Exhibit No.      Description

         4.1              TEL Electronics, Inc. 1994 Director Stock Option Plan.

         4.2              1993 TEL Electronics,  Inc. Stock Option and Incentive
                          Plan.

         4.3 1984 Incentive Stock Option Plan for Key Employees of Telectronics, Inc. (Previously filed as Exhibit 10.2 to the Company's Registration Statement on Form S-18, SEC File No. 2-93915-D, and incorporated herein by reference).

         4.4 1984 Non-Qualified Stock Option Plan. (Previously filed as Exhibit 10.4 to the Company's Registration Statement on Form S-18, SEC File No. 2-93915-D, and incorporated herein by reference).

         4.5               1984 Executive Stock Bonus Plan. (Previously filed as
                           Exhibit 10.1 to the Company's Registration Statement on Form S-18, SEC File No. 2-93915-D and incorporated herein by reference).

          5.1              Opinion of Snell & Wilmer, L.L.P.

         23.1              Consent of Coopers & Lybrand, L.L.P.

         23.2              Consent of KPMG Peat Marwick, L.L.P.

         23.3 Consent of Snell & Wilmer (included in the opinion filed as Exhibit 5.1).



Item 9.           Undertakings

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a)      To  include  any prospectus required by Section 10(a)
                           (3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         Provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. If the registrant is a foreign private issuer, to file a post-effective amendment to this registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         5. For purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities at that time and shall be deemed to be the initial bona fide offering thereof.

         6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on the 27th day of November, 1996.

                                                     TELS Corporation


                                                     By:  /s/Stephen M. Nelson
                                                          Stephen M. Nelson
                                                          Director and President

                                                     By:  /s/ Deborah Walford
                                                          Deborah Walford
                                                          Controller


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                   Title                              Date


/s/John L. Gunter          Chairman of the Board of
John L. Gunter              Directors and Chief               November  29, 1996
                            Executive Officer

/s/Willard H. Gardner      Director and Secretary             November  29, 1996
Willard H. Gardner


/s/Stephen M. Nelson       Director and President             November  27, 1996
Stephen M. Nelson


/s/David K. Doyle          Director                           November  27, 1996
David K. Doyle


/s/Ming T. Chen            Director                           November  27, 1996
Ming T. Chen